UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 7, 2016

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point

Kirkland, Washington 98033

(Address of Principal Executive Offices) (Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Pendrell Corporation (the “Company”) held its annual meeting of shareholders on July 7, 2016. At the meeting, the shareholders of the Company (i) elected the persons listed below to serve as directors of the Company, (ii) approved an advisory (non-binding) resolution on executive compensation; (iii) approved a reverse stock split within a range of 1-for-3 and 1-for-10, which ratio will be selected at the sole discretion of the Company’s Board of Directors at any whole number in the foregoing range; and (iv) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Set forth below are the voting results for each of these proposals:

Proposal 1 — Election of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard P. Emerson	586,172,329	1,642,664	21,367,985
Nicolas Kauser	581,885,873	5,929,120	21,367,985
Craig O. McCaw	583,437,925	4,377,068	21,367,985
Lee E. Mikles	585,548,501	2,266,492	21,367,985
R. Gerard Salemme	584,032,228	3,782,765	21,367,985
Stuart M. Sloan	576,365,855	11,449,138	21,367,985
H. Brian Thompson	575,790,176	12,024,817	21,367,985

Proposal 2 — Approval of an advisory (non-binding) resolution on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
523,214,096	64,589,853	11,044	21,367,985

Proposal 3 — Approval of reverse stock split within a range of 1-for-3 and 1-for-10.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
608,693,835	436,179	52,964	0

Proposal 4 — Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
608,935,959	186,642	60,377	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION

By:	/s/ Timothy M. Dozois
Timothy M. Dozois
Corporate Counsel and Corporate Secretary

Dated: July 11, 2016